HyperMedia Communications, Inc.

                               SEC Form 10-K FY97

                                  Exhibit 3.1c




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                         CERTIFICATE OF DETERMINATION OF

                   PREFERENCES OF SERIES H PREFERRED STOCK OF

                         HYPERMEDIA COMMUNICATIONS, INC.

                            A California Corporation


     The undersigned, Todd Hagen, does hereby certify that:

     A. He is the duly elected and acting Vice President of Finance and Administration and Chief Financial Officer of HyperMedia Communications, Inc., a California corporation (the "Corporation").

     B. Pursuant to authority given by the Corporation's Restated Articles of Incorporation, the Board of Directors of the Corporation has duly adopted the following recitals and resolutions:

     WHEREAS, the Restated Articles of Incorporation of the Corporation (the "Articles") provide for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

     WHEREAS, the Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions relating to any unissued series of said Preferred Stock and the number of shares constituting and the designation of said series;

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates, fixes the number of shares constituting, and determines the rights, preferences, privileges, and restrictions relating to a new series of Preferred Stock:


         1. Designation. The new series of Preferred Stock shall be designated "Series H Preferred Stock." The number of shares constituting the Series H
Preferred  Stock shall be 400,000.  The  "Initial  Sales  Price" of the Series H
Preferred Stock shall mean the price per share at which shares of Series H Preferred Stock are first sold to investors, and the "Original Issue Date" shall mean the date of such sale. The relative rights, preferences, privileges and restrictions granted to or imposed upon the Series H Preferred Stock or the holders thereof are specified below.



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         1. Dividend Rights of Series H Preferred Stock.

                  a. No dividend (payable other than in Common Stock of the Corporation) may be paid on or declared or set apart for the Common Stock in any one fiscal year unless a dividend at the rate of five percent (5%) of the Initial Sales Price is paid on, or declared and set apart for, each share of Series H Preferred Stock. The amount of dividend shall be prorated for a share of Series H Preferred Stock which is not issued and outstanding for an entire fiscal year. The dividends on the Series H Preferred Stock shall be paid out of any assets legally available therefor, when, as and if declared by the Board of Directors. Dividends on the Series H Preferred Stock shall not be cumulative and no rights shall accrue to the holders of the Series H Preferred Stock in the event the Corporation shall fail to declare or pay dividends on the Series H Preferred Stock in the amount of five percent (5%) of the Initial Sales Price per share per fiscal year or in any amount in any prior year of the Corporation, whether or not the earnings of the Corporation in that previous fiscal year were sufficient to pay such dividends in whole or in part. In the event the Board of Directors of the Corporation declares dividends in a fiscal year in an amount less than the aggregate of all the dividend preferences of the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock, then the entire amount of dividends declared by the Board of Directors shall be distributed ratably among the holders of the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock such that the same percentage of the annual dividend to which each series of Preferred Stock is entitled is paid on each share of Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock.

                  b.  As  authorized  by  Section  402.5(c)  of  the  California
Corporations Code, the provisions of Sections 502 and 503 of the California Corporations Code shall not apply with respect to repurchases by the Corporation of shares of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase.

         2. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, after the payment to the holders of the Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock are entitled as set forth in the Articles (the "Series E, Series F and Series G Distribution") has been made, no distribution shall be made on the shares of Common Stock without first making a distribution on the shares of Series H Preferred Stock equal to the amount of the Initial Sales Price per share for each share of Preferred Stock, plus all declared but unpaid dividends thereon. If upon occurrence of such event, and after the Series E, Series F and Series G Distribution, the assets and property thus distributed among the holders of the Series H Preferred Stock shall be insufficient to permit the payment to such holders of their full respective preferential amounts, then the entire assets and property of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series H Preferred Stock such that the same percentage of the preferential amount to which each series of Series H Preferred Stock is entitled is paid on each share of Series H Preferred Stock. A consolidation or merger of the Corporation with or into any other corporation or corporations, other

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than a merger or  consolidation  which would result in the voting  securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or a sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the Corporation.

         3.       Conversion.

                  a. Right to Convert. Each share of Series H Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series H Preferred Stock, into that number of fully-paid and nonassessable shares of Common Stock that is equal to the Initial Sales Price divided by the appropriate Conversion Price (as hereinafter defined). The Conversion Price for the Series H Preferred Stock shall initially be the Initial Sales Price and shall be subject to adjustment as provided herein. (The number of shares of Common Stock into which each share of Series H Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate".) Upon any decrease or increase in the Conversion Price or the Conversion Rate as described in this Section 4, the Conversion Rate or Conversion Price, as the case may be, shall be appropriately increased or decreased.

                  b. Automatic Conversion. All shares of Series H Preferred Stock then outstanding shall automatically convert into shares of Common Stock upon the election of at least 67% of the authorized, issued and outstanding shares of Series H Preferred Stock to convert shares of Series H Preferred Stock into Common Stock.

                  c. Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Series H Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of such fractional shares as determined by the Board of Directors of the Corporation. Before any holder of Series H Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series H Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to paragraph 4(b) above, the outstanding shares of Series H Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless either the certificates evidencing such shares of Series H Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have

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been lost,  stolen or destroyed  and executes an agreement  satisfactory  to the
Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

                  The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series H Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Series H Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series H Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  d.       Adjustments to Conversion Price for Diluting Issues.

                           i. Special Definition. For purposes of this paragraph 4(d), "Additional Shares of Common" shall mean all shares of Common Stock issued (or, pursuant to paragraph 4(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                    (1)     upon   conversion   of   shares   of
                                            Preferred Stock;

                                    (2)     to  the   Corporation's   employees,
                                            officers,  directors and consultants
                                            as   may   be   determined   by  the
                                            Corporation's   Board  of  Directors
                                            from time to time;

                                    (3)     as a  dividend  or  distribution  on
                                            Preferred  Stock or  pursuant to any
                                            event for which  adjustment  is made
                                            pursuant  to  paragraph  4(e)(i)  or
                                            (ii) hereof;

                                    (4)     pursuant  to  commercial  borrowing,
                                            secured  lending or lease  financing
                                            transactions  approved  by the Board
                                            of Directors;

                                    (5)     in  any   transaction,   other  than
                                            issuance  by the Company of Series H
                                            Preferred   Stock   in   which   the
                                            issuance (or,  pursuant to paragraph
                                            4(d)(iii),  deemed  issuance) by the
                                            Corporation of such shares of Common
                                            Stock results in net proceeds to the
                                            Corporation of less than $500,000;

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                                    (6)     upon  exercise  of  any  options  or
                                            warrants   outstanding   as  of  the
                                            Original  Issue Date to purchase the
                                            Company's  Common Stock or Preferred
                                            Stock.

                           ii.      No  Adjustment  of  Conversion   Price.   No
                                    adjustment  in  the  Conversion  Price  of a
                                    particular share of Series H Preferred Stock
                                    shall be made in respect of the  issuance of
                                    Additional   Shares  of  Common  unless  the
                                    consideration  per share  for an  Additional
                                    Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Series H Preferred Stock.

                           iii. Deemed Issue of Additional Shares of Common. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any options, warrants or convertible securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such options, warrants or convertible securities, then the maximum number of shares  (as  set  forth  in  the  instrument
                                    relating   thereto  without  regard  to  any
                                    provisions    contained    therein   for   a
                                    subsequent  adjustment  of such  number)  of
                                    Common Stock  issuable  upon the exercise of
                                    such  options or warrants or, in the case of
                                    convertible   securities   and   options  or
                                    warrants   therefor,   the   conversion   or
                                    exchange of such convertible securities or exercise of such options or warrants, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph 4(d)(v) hereof) of such Additional Shares of Common would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

                                    (1)     no   further   adjustment   in   the
                                            Conversion  Price shall be made upon
                                            the subsequent  issue of convertible
                                            securities or shares of Common Stock
                                            upon the exercise of such options or
                                            warrants or  conversion  or exchange
                                            of such convertible securities;

                                    (7)     if   such   options,   warrants   or
                                            convertible   securities   by  their
                                            terms  provide,  with the passage of
                                            time or otherwise,  for any increase
                                            or  decrease  in  the  consideration
                                            payable  to  the   Corporation,   or
                                            increase  or  decrease in the number
                                            of shares of Common Stock

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                                            issuable,    upon   the    exercise,
                                            conversion or exchange thereof,  the
                                            Conversion  Price  computed upon the
                                            original  issue thereof (or upon the
                                            occurrence  of a  record  date  with
                                            respect thereto), and any subsequent
                                            adjustments  based  thereon,  shall,
                                            upon any such  increase  or decrease
                                            becoming effective, be recomputed to
                                            reflect  such  increase  or decrease
                                            insofar as it affects  such  options
                                            or   warrants   or  the   rights  of
                                            conversion  or  exchange  under such
                                            convertible securities;

                                    (2)     no  readjustment  pursuant to clause
                                            (2) above  shall  have the effect of
                                            increasing the  Conversion  Price to
                                            an amount which exceeds the lower of
                                            (i)  the  Conversion  Price  on  the
                                            original  adjustment  date,  or (ii)
                                            the Conversion Price that would have
                                            resulted   from  any   issuance   of
                                            Additional  Shares of Common between
                                            the  original  adjustment  date  and
                                            such readjustment date;

                                    (8)     upon  the  expiration  of  any  such
                                            options or warrants or any rights of
                                            conversion  or  exchange  under such
                                            convertible  securities  which shall
                                            not   have   been   exercised,   the
                                            Conversion  Price  computed upon the
                                            original  issue thereof (or upon the
                                            occurrence  of a  record  date  with
                                            respect  thereto) and any subsequent
                                            adjustments   based  thereon  shall,
                                            upon such expiration,  be recomputed
                                            as if:

                                            (a)      in the case of  convertible
                                                     securities  or  options  or
                                                     warrants for Common  Stock,
                                                     the only Additional  Shares
                                                     of Common  issued  were the
                                                     shares of Common Stock,  if
                                                     any,  actually  issued upon
                                                     the    exercise   of   such
                                                     options or  warrants or the
                                                     conversion  or  exchange of
                                                     such convertible securities
                                                     and    the    consideration
                                                     received  therefor  was the
                                                     consideration      actually
                                                     received by the Corporation
                                                     for  the   issue   of  such
                                                     exercised     options    or
                                                     warrants      plus      the
                                                     consideration      actually
                                                     received by the Corporation
                                                     upon such  exercise  or for
                                                     the   issue   of  all  such
                                                     convertible      securities
                                                     which     were     actually
                                                     converted   or   exchanged,
                                                     plus     the     additional
                                                     consideration,    if   any,
                                                     actually  received  by  the
                                                     Corporation    upon    such
                                                     conversion or exchange, and

                                            (b)      in the case of  options  or
                                                     warrants  for   convertible
                                                     securities,     only    the
                                                     convertible securities,  if
                                                     any,  actually  issued upon
                                                     the  exercise  thereof were
                                                     issued at

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                                                     the  time of  issue of such
                                                     options  or  warrants,  and
                                                     the consideration  received
                                                     by the  Corporation for the
                                                     Additional Shares of Common
                                                     deemed  to have  been  then
                                                     issued        was       the
                                                     consideration      actually
                                                     received by the Corporation
                                                     for  the   issue   of  such
                                                     exercised     options    or
                                                     warrants,      plus     the
                                                     consideration   deemed   to
                                                     have been  received  by the
                                                     Corporation     (determined
                                                     pursuant    to    paragraph
                                                     4(d)(v))  upon the issue of
                                                     the convertible  securities
                                                     with  respect to which such
                                                     options  or  warrants  were
                                                     actually exercised; and

                                    (9)     if such  record date shall have been
                                            fixed and such options,  warrants or
                                            convertible   securities   are   not
                                            issued on the date  fixed  therefor,
                                            the  adjustment  previously  made in
                                            the  Conversion  Price which  became
                                            effective  on such record date shall
                                            be  canceled  as  of  the  close  of
                                            business  on such record  date,  and
                                            thereafter  the   Conversion   Price
                                            shall be  adjusted  pursuant to this
                                            paragraph 4(d)(iii) as of the actual
                                            date of their issuance.

                           iv. Adjustment of Conversion Price Upon Issuance of Additional Shares of Common. In the event the Corporation, on or before the earlier of
                                    (i) the first  anniversary of the final sale
                                    by the Company of Series H  Preferred  Stock
                                    prior  to June 30,  1998  and (ii)  June 30,
                                    1999 (the earlier of which dates is referred
                                    to  as  the  "Determination  Date"),  issues
                                    Additional   Shares  of  Common   (including
                                    Additional  Shares  of  Common  deemed to be
                                    issued  pursuant  to  paragraph   4(d)(iii))
                                    without consideration or for a consideration per share less than the Conversion Price for the Series H Preferred Stock in effect on the date of and immediately prior to such issue (a "Dilutive Issuance"), then and in such event such Conversion Price shall be reduced, concurrently with such issue, to a price equal to such consideration per share of the Additional Shares of Common. The Conversion Price shall not be reduced as a result of any Dilutive Issuance that occurs after the Determination Date.

                           v. Determination of Consideration. For purposes of this subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common shall be computed as follows:

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                                    (1)   Cash and Property.  Such consideration
                                          shall:

                                            (1)      insofar as it  consists  of
                                                     cash,  be  computed  at the
                                                     aggregate  amount  of  cash
                                                     received by the Corporation
                                                     excluding  amounts  paid or
                                                     payable     for     accrued
                                                     interest     or     accrued
                                                     dividends;

                                            (2)      insofar as it  consists  of
                                                     property  other  than cash,
                                                     be  computed  at  the  fair
                                                     value  thereof  at the time
                                                     of    such    issue,     as
                                                     determined in good faith by
                                                     the Board of Directors; and

                                            (c)      in  the  event   Additional
                                                     Shares of Common are issued
                                                     together  with other shares
                                                     or   securities   or  other
                                                     assets  of the  Corporation
                                                     for   consideration   which
                                                     covers    both,    be   the
                                                     proportion      of     such
                                                     consideration  so received,
                                                     computed   as  provided  in
                                                     clauses a) and b) above, as
                                                     determined in good faith by
                                                     the Board of Directors.

                           (2)      Options  and  Convertible  Securities.   The
                                    consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to paragraph 4(d)(iii), relating to options, warrants and convertible securities, shall be determined by dividing

                                            (a)      the total  amount,  if any,
                                                     received or  receivable  by
                                                     the      Corporation     as
                                                     consideration for the issue
                                                     of such  options,  warrants
                                                     or convertible  securities,
                                                     plus the minimum  aggregate
                                                     amount    of     additional
                                                     consideration (as set forth
                                                     in the instruments relating
                                                     thereto,  without regard to
                                                     any   provision   contained
                                                     therein  for  a  subsequent
                                                     adjustment      of     such
                                                     consideration)  payable  to
                                                     the  Corporation  upon  the
                                                     exercise of such options or
                                                     warrants or the  conversion
                                                     or    exchange    of   such
                                                     convertible securities,  or
                                                     in the case of  options  or
                                                     warrants  for   convertible
                                                     securities, the exercise of
                                                     such       options      for
                                                     convertible  securities and
                                                     the  conversion or exchange
                                                     of     such     convertible
                                                     securities by

                                            (b)      the   maximum   number   of
                                                     shares of Common  Stock (as
                                                     set     forth     in    the
                                                     instruments        relating
                                                     thereto,  without regard to
                                                     any   provision   contained
                                                     therein  for  a  subsequent
                                                     adjustment  of such number)
                                                     issuable  upon

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                                                     the    exercise   of   such
                                                     options or  warrants or the
                                                     conversion  or  exchange of
                                                     such            convertible
                                                     securities.

                  2.       Adjustments to Conversion Rate.

                  1. Adjustments for Subdivisions, Splits, Combinations, Consolidations, Reorganizations or Reclassifications of Common Stock. In the event that after the date of the first issuance of the Series H Preferred Stock the outstanding shares of Common Stock shall be (a) subdivided or split into a greater number of shares of Common Stock; (b) combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock or (c) changed into a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise, the holders of the shares of Series H Preferred Stock shall receive upon conversion, the stock and/or securities to which the holder would have been entitled had the holder held, at the time of said split, subdivision, combination, consolidation, reorganization or reclassification, the same number of shares of Common Stock as the number of Series H Preferred Stock converted.

                  2. Adjustments for Other Dividends and Distributions. In the event the Corporation at any time after the date of the first issuance of the Series H Preferred Stock makes, or fixes a record date for, the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in the securities of the Corporation, then the holders of the shares of Series H Preferred Stock shall receive upon conversion, in addition to the number of shares of Common Stock receivable thereupon, the stock or securities to which the holder would have been entitled had the holder held, at the time of said dividend or other distribution, the same number of shares of Common Stock as the number of Series H Preferred Stock converted, and had they thereafter during the period from the date of such event to and including the date of conversion, retained such stock or securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Series H Preferred Stock.

         4. Voting Rights. Except as otherwise required by law, the holders of Series H Preferred Stock shall be entitled to notice of any shareholders" meeting in accordance with the Bylaws of the Corporation and to vote together as a single class with the holders of the Common Stock (except with respect to those matters required by law to be submitted to a separate class or series vote) upon

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the election of directors  and upon any other matter  submitted to  shareholders for a vote, on the following basis:

                  a. Series H Preferred Stock Vote. Each share of Series H Preferred Stock issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which it is convertible, as adjusted from time to time under Section 4 hereof. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series H Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                  b. Cumulative Voting. Notwithstanding the above, for the election of directors each holder of Series H Preferred Stock shall after giving the notice required by Section 708 of the California Corporations Code, as amended from time to time, be entitled to the number of votes as determined pursuant to paragraph (a) above multiplied by the number of directors to be elected, with each shareholder being entitled to cumulate such votes for one candidate or to distribute such votes among the candidates as the shareholder sees fit.

         5. Covenants. In addition to any other rights provided by law, so long as 33% of the total issued Series H Preferred Stock shall be outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of the Series H Preferred Stock:

                  (a) amend or repeal any provision of, or add any provision to, this Corporation's Articles of Incorporation if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series H Preferred Stock authorized hereby;

                  (b) authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to any such preference or priority of the Series H Preferred Stock; or

                  (c) reclassify any shares of Common Stock into shares having any preference or priority as to dividends or assets superior to any such preference or priority of the Series H Preferred Stock.


         C. The authorized number of shares of Preferred Stock of the Corporation is 10,064,516. There are 8,197,110 shares of Preferred Stock outstanding, 8,064,516 of which are Series E Preferred Stock, 82,250 of which are Series F Preferred Stock and 50,344 of which are Series G Preferred Stock. No shares of Series H Preferred Stock have been issued. The number of authorized shares of Series H Preferred Stock is 400,000. The total number of shares voting in favor of this Certificate equaled or exceeded the vote required. The percentage vote required was a simple majority of each of the outstanding shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock.


                      [This space left blank intentionally]

         I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of my own knowledge.

         Executed in San Mateo, California on September 17, 1997

                                         /s/ TODD HAGEN
                                         ---------------------------------------
                                         Todd Hagen
                                          Vice President of Finance and
                                          Administration and Chief Financial
                                          Officer